Exhibit 10.3

MONDELĒZ INTERNATIONAL, INC.
2024 PERFORMANCE INCENTIVE PLAN

GLOBAL LONG-TERM INCENTIVE GRANT AGREEMENT
        MONDELĒZ INTERNATIONAL, INC., a Virginia corporation (the “Company”), hereby grants to the individual (the “Participant”) named in the Long-Term Incentive Grant Notice (the “Notice”) a Long-Term Incentive Grant (the “LTI Grant”) with respect to the Performance Cycle and Performance Goals set forth in the Notice, subject to the terms and provisions of the Notice, this Global Long-Term Incentive Grant Agreement, including any country-specific appendix (this “Agreement”) and the Mondelēz International, Inc. 2024 Performance Incentive Plan, as may be amended from time to time (the “Plan”). Unless and until the Committee determines that an Award is payable with respect to the LTI Grant, in the manner set forth in paragraphs 4 or 5 hereof, the Participant shall have no right to payment based on the LTI Grant. Prior to payment of an Award based on the LTI Grant, the LTI Grant represents an unsecured obligation of the Company payable, if at all, from the general assets of the Company. All references to action of or approval by the Committee shall be deemed to include action of or approval by any other person(s) to whom the Committee has delegated authority to act.
        The LTI Grant is subject to the following terms and conditions (including the country-specific terms set forth in Appendix A to this Agreement):
The Participant must either execute and deliver an acceptance of the terms set forth in this Agreement or electronically accept the terms set forth in this Agreement, in the manner and within a period specified by the Committee. The Committee may, in its sole discretion, cancel the LTI Grant if the Participant fails to accept this Agreement and related documents within the specified period or using the procedures for acceptance established by the Committee.
1.Definitions. For purposes of the Plan, the following terms shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. All capitalized terms used in this Agreement without definition shall have the same meaning as defined under the Plan and the Notice.
(a)Affiliate. “Affiliate” means any entity that directly or indirectly through one or more intermediaries controls or is controlled by the Company, in each case, as determined by the Committee.
(b)Disability. “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan.
(c)LTI Award Payout. “LTI Award Payout” means the number of shares of Common Stock (if the Award is settled in shares) or the amount (if the Award is settled in cash) in either case with the value determined as the product of (a) the LTI Grant Target multiplied by (b) the Performance Goal Attainment Factor (subject to the Committee’s discretion specified in paragraph 4(c)), and, in the case of a Participant who terminates employment before the last day of the Performance Cycle and is otherwise eligible for a pro rata payout in accordance with the terms of this Agreement, further multiplied by (c) the Participation Period Factor.

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(d)LTI Grant Target. “LTI Grant Target” means the target number of shares of Common Stock or amount set forth in the Notice.
(e)Maximum Goal Factor. “Maximum Goal Factor” means the maximum percentage set forth in the Notice.
(f)Participation Period Factor. “Participation Period Factor” means a fraction, the numerator of which is the number of months (including partial months, rounded up to the next whole month) the Participant participates during the Performance Cycle and the denominator of which is the number of months in the Performance Cycle. The Committee, in its sole discretion, may adjust the Participation Period Factor.
(g)Performance Cycle. “Performance Cycle” means the performance period set forth in the Notice over which the attainment of the Performance Goals will be measured for the purpose of determining the LTI Award Payout.
(h)Performance Goal Attainment Factor. “Performance Goal Attainment Factor” means a percentage ranging from 0% to the Maximum Goal Factor representing the level at which the Performance Goals have been attained as determined by the Committee.
(i)Retirement. “Retirement” means, unless otherwise determined by the Committee, in its sole discretion, the termination of employment on or after either (i) the date the Participant is age 55 or older with at least ten (10) or more years of active continuous employment with the Mondelēz Group or (ii) the date the Participant is age 65 or older with at least five (5) or more years of active continuous employment with the Mondelēz Group.
2.Incorporation of Terms of Plan. The LTI Grant is subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control except as otherwise expressly set forth in this Agreement.
3.Vesting and Forfeiture.
(a)Vesting. Except as expressly provided in this Agreement, if the Committee determines that the Performance Goals for the Performance Cycle have been met, the Participant is continuously and actively employed by a member of the Mondelēz Group from the Grant Date until the shares of Common Stock are distributed (unless the Committee determines otherwise or in connection with the Participant’s Retirement, death or Disability), and the other terms and conditions set forth in the Plan have been satisfied, an Award will be made to the Participant based on the Participant’s LTI Award Payout.

(b)Forfeiture. Unless determined otherwise by the Committee or except as expressly provided in this Agreement, if the Participant has not been continuously and actively employed with a member of the Mondelēz Group that employs the Participant (the “Employer”), from the date of the Notice through the last date of the Performance Cycle or if the Participant is not an employee in good standing with the Employer on the date of payment described in paragraph 4(a) hereof, the LTI Grant will be forfeited immediately and without any further action by the Company or the Committee. For purposes of the preceding sentence, the Participant will not be considered to be continuously and actively employed with the Employer once he or she has stopped providing services, notwithstanding any notice period mandated under the employment laws of the country

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where the Participant resides (e.g., active employment would not include a period of “garden leave” or similar period pursuant to the employment laws of the country where the Participant resides), unless otherwise determined by the Company on a country-by-country basis. Unless otherwise determined by the Committee, a leave of absence shall not constitute a termination of continuous service. The Committee has the exclusive discretion to determine when a Participant is no longer actively employed for purposes of the LTI Grant, subject to compliance with Section 409A of the Code.
(i)Disability. If the Participant terminates active employment with the Mondelēz Group due to Disability, the vesting of the LTI Grant will occur on a pro rata basis calculated pursuant to paragraph 1(c) of this Agreement. The LTI Award Payout will be made to the Participant by using a Performance Goal Attainment Factor equal to 100%, subject to compliance with the payment timing provisions set forth in paragraph 4(a)(iii) hereof.
(ii) Death. If the Participant dies, the restrictions on the LTI Grant shall lapse and the LTI Grant shall become fully vested on the date of the Participant’s death. The LTI Award Payout will be made to the Participant by using a Performance Goal Attainment Factor equal to 100%, subject to compliance with the payment timing provisions set forth in paragraph 4(a)(iii) hereof.

(iii)Retirement. If a Participant terminates active employment with the Mondelēz Group prior to the potential payment of an Award as a result of the Participant’s Retirement and the LTI Grant is not otherwise accounted for, or included in, the Participant’s severance or retirement arrangement with the Mondelēz Group and the Participant timely executes a general release and waiver of claims in a form and manner determined by the Company in its sole discretion, then, unless otherwise determined by the Committee:
(A)in the event that the Participant’s Retirement occurs because the Participant is age 65 or older with at least five (5) or more years of active continuous employment with the Mondelēz Group and the Retirement date occurs on or after the 181st day following the Grant Date, the Participant shall remain eligible to receive a LTI Award Payout with a Participation Period Factor equal to 100% (the LTI Award Payout will not be prorated) based on actual attainment of the Performance Goals, payable in accordance with the payment timing provisions set forth in paragraph 4(a)(iii) hereof.
(B)in the event that the Participant’s Retirement occurs because the Participant is age 55 or older with at least ten (10) or more years of active continuous employment with the Mondelēz Group and the Retirement date occurs on or after the 181st day following the Grant Date, the Participant shall remain eligible to receive a prorated LTI Award Payout (calculated pursuant to paragraph 1(c) of this Agreement) based on actual attainment of the Performance Goals, payable in accordance with the payment timing provisions set forth in paragraph 4(a)(iii) hereof.
For the purposes of this paragraph 3(b), any prorated LTI Award Payout will be calculated by applying the Participant’s Participation Period Factor as determined in the sole discretion of the Committee, subject to compliance with the payment timing provisions set forth in paragraph 4 hereof.
Notwithstanding the above, if the Committee receives an opinion of counsel that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that likely would result in

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the favorable treatment on Retirement described in this section that applies to the LTI Grant being deemed unlawful and/or discriminatory, then the Company will not apply the favorable Retirement treatment at the time of the termination and the LTI Grant will be treated as it would under the rules that apply if the Participant’s employment is terminated for reasons other than Retirement, death or Disability.
4.Payment.
(a)Form and Time of Payment.
(i)Form of Payment. Subject to the terms of the Plan, the Notice and this Agreement, and except as otherwise expressly provided and subject to the terms of this Agreement (including Appendix A hereto), any Award that becomes payable in accordance with paragraph 3 hereof shall be paid in whole shares of Common Stock, which shall be issued in book-entry form, registered in the Participant’s name. In the event the LTI Award Payout results in less than a whole number of shares of Common Stock, the LTI Award Payout shall be rounded up to the next whole share of Common Stock (no fractional shares of Common Stock shall be issued in payment of an Award).
(ii)Certification; Performance Goal Attainment Factor Determination. Following the completion of the Performance Cycle and, subject to paragraphs 3(b)(i)-(ii) and paragraph 5 hereof, prior to the payment of an Award, the Committee shall certify in writing whether the applicable Performance Goals were achieved for the Performance Cycle and shall determine the Performance Goal Attainment Factor with respect to the Award.
(iii)Payment Timing. Subject to the terms of this Agreement, including paragraph 22, the Award shall be paid as follows:
(A)The LTI Award Payout, including a payout upon a Participant’s Retirement described under paragraph 3(b)(iii)(A) hereof or paragraph 3(b)(iii)(B) hereof shall be paid as soon as practicable between January 1 and March 15 of the calendar year immediately following or coinciding with the end of the Performance Cycle following the date the Committee determines that the Performance Goals for the Performance Cycle have been attained and determines an LTI Grant has vested and is payable for the Performance Cycle.
(B)An Award that becomes payable under paragraph 3(b)(ii) hereof in connection with a Participant’s death shall be paid within 75 days following the Participant’s death.
(C)An Award that becomes payable in connection with the Participant’s termination resulting from Disability as described under paragraph 3(b)(i) shall be paid within 75 days following such Disability, provided that if the Participant is subject to taxation under the laws of the U.S., the Award is considered Deferred Compensation (as defined in paragraph 22 hereof) and is payable upon a termination resulting from Disability and the Disability experienced by the Participant does not constitute a “disability” within the meaning of Section 409A of the Code (in each case as determined by the Company in its sole discretion), then such payment shall be made in accordance with the payment timing described under paragraph 4(a)(iii)(A) hereof.

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(b)Conditions to Payment of an Award. Notwithstanding any other provision of this Agreement (including without limitation paragraph 3(a) hereof):
(i)The Award shall not become payable to the Participant or their legal representative unless and until the Participant or their legal representative shall have satisfied all applicable withholding obligations for Tax-Related Items (as defined in paragraph 8 below), if any, in accordance with paragraph 8 hereof.
(ii)The Company shall not be required to issue or deliver any certificate or certificates (whether in electronic or other form) for any shares of Common Stock in payment of the Award prior to the fulfillment of all of the following conditions: (A) the admission of the Common Stock to listing on all stock exchanges on which the Common Stock is then listed, (B) the completion of any registration or other qualification of the Common Stock under any state or federal law or under rulings or regulations of the Commission or other governmental regulatory body, which the Committee shall, in its sole and absolute discretion, deem necessary and advisable, or if the offering of the Common Stock is not so registered, a determination by the Company that the issuance of the Common Stock would be exempt from any such registration or qualification requirements, (C) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the Award becomes payable as the Committee may from time to time establish for reasons of administrative convenience, subject to compliance with Section 409A of the Code.
(c)Payment Amount. The Committee shall retain the right, in its sole discretion, to modify the Performance Goal Attainment Factors (resulting in a reduction, an increase or elimination (including to zero) of, the amount otherwise payable under the LTI Grant) to take into account recommendations of the Chief Executive Officer of the Company and/or such additional factors including qualitative factors, if any, that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Cycle.
5.Treatment Upon a Change in Control. In the event of a Change in Control (as defined in Section 6(b) of the Plan), the LTI Grant is subject to the terms provided in Section 6 of the Plan.
6.Restrictions and Covenants.
(a)In addition to such other conditions as may be established by the Company or the Committee, in consideration for making a Grant under the terms of the Plan, the Participant agrees and covenants as follows for a period of twelve (12) months following the date of the Participant’s termination of employment from the Mondelēz Group:
1.to protect the Mondelēz Group’s legitimate business interests in its confidential information, trade secrets and goodwill, and to enable the Mondelēz Group’s ability to reserve these for the exclusive knowledge and use of the Mondelēz Group, which is of great competitive importance and commercial value to the Mondelēz Group, the Participant, without the express written permission of the Company’s chief human resources officer, will not engage in any conduct in which the Participant contributes his/her knowledge and skills, directly or indirectly, in whole or in part, as an executive, employer, employee, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern or any other similar capacity to a competitor or to an entity engaged in the same or similar

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business as the Mondelēz Group, including those engaged in the business of production, sale or marketing of snack foods (including, but not limited to gum, chocolate, confectionary products, biscuits or any other product or service the Participant has reason to know has been under development by the Mondelēz Group during the Participant’s employment with the Mondelēz Group). The Participant will not engage in any activity that may require or inevitably require the Participant’s use or disclosure of the Mondelēz Group’s confidential information, proprietary information and/or trade secrets;
2.to protect the Mondelēz Group’s investment in its employees and to ensure the long-term success of the business, the Participant, without the express written permission of the Company’s chief human resources officer, will not directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Mondelēz Group; and
3.to protect the Mondelēz Group’s investment in its development of goodwill and customers and to ensure the long-term success of the business, the Participant will not directly or indirectly solicit (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, instant message, SMS text messaging and social media) or attempt to directly or indirectly solicit, contact or meet with the current or prospective customers of the Mondelēz Group for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Mondelēz Group.
The provisions contained herein in paragraph 6 are not in lieu of, but are in addition to, the Participant’s confidentiality obligations to the Mondelēz Group.

(b)     The Participant is under a continuing obligation (which the Participant acknowledges by accepting any Grant under the Plan) to not use or disclose the Mondelēz Group’s trade secrets or Confidential Information known to the Participant until any particular trade secret or Confidential Information becomes generally known (through no fault of the Participant), whereupon the restriction on use and disclosure shall cease as to that item. For purposes of this agreement, “Confidential Information” includes, but is not limited to, certain sales, marketing, strategy, financial, product, personnel, manufacturing, technical and other proprietary information and material which are the property of the Mondelēz Group. The Participant understands that this list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Participant understands and agrees that Confidential Information developed by the Participant in the course of the Participant’s employment by the Employer shall be subject to the terms and conditions of this Agreement as if the Employer furnished the same Confidential Information to the Participant in the first instance.

(c)    By acceptance of any Grant (including the LTI Grant) under the Plan, the Participant acknowledges and agrees that if the Participant breaches any of the covenants set forth in paragraph 6:

1.all unvested or unearned Grants (including any unearned portion of the LTI Grant) shall be immediately forfeited;

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2.the Company may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Grants at any time if the Participant is not in compliance with all terms and conditions set forth in the Plan and this Agreement including, but not limited to, paragraph 6;
3.the Participant shall repay to the Mondelēz Group the net proceeds of any Plan benefit that occurs at any time after the earlier of the following two dates: (i) the date twelve (12) months immediately preceding any such violation; or (ii) the date six (6) months prior to the Participant’s termination of employment with the Mondelēz Group. The Participant shall repay to the Mondelēz Group the net proceeds in such a manner and on such terms and conditions as may be required by the Mondelēz Group, and the Mondelēz Group shall be entitled to set-off against the amount of any such net proceeds any amount owed to the Participant by the Mondelēz Group, in a way that is intended to avoid the application of penalties under Section 409A of the Code, if applicable, or other applicable law. For purposes of this paragraph, net proceeds shall mean the Fair Market Value of the shares of Common Stock less any Tax-Related Items; and
4.the Mondelēz Group shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security as the Participant acknowledges that such breach would cause the Mondelēz Group to suffer irreparable harm. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
(d)    If any provision contained in this paragraph 6 shall for any reason, whether by application of existing law or law which may develop after the Participant’s acceptance of a Grant under the Plan be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration or territory, the Participant agrees to join the Mondelēz Group in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.
(e)    Notwithstanding the foregoing, no section of this Agreement is intended to or shall limit, prevent, impede or interfere with the Participant’s non-waivable right, without prior notice to the Company, to provide information to, participate in investigations by or testify in proceedings before any federal, state or local government subdivision or agency, including but not limited to the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, U.S. Department of Justice, the U.S. Congress, or any agency Inspector General, regarding the Mondelēz Group’s past or future conduct, or to engage in any activities protected under applicable whistleblower statutes, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. The Participant does not need prior authorization from the Mondelēz Group to make any such reports or disclosures and is not required to notify the Mondelēz Group that the Participant has made such reports or disclosures.

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(f)    The Participant is hereby advised in writing to consult with an attorney before entering into the covenants outlined in this paragraph 6. The Participant acknowledges that prior to acceptance of this Agreement, the Participant has been advised by the Company of the Participant’s right to seek independent advice from an attorney of the Participant’s own selection regarding this Agreement, including the restraints imposed upon him or her pursuant to this paragraph 6. The Participant acknowledges that they have entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. The Participant further represents that in entering into this Agreement, the Participant is not relying on any statements or representations made by any of the Company’s directors, officers, employees or agents which are not expressly set forth herein, and that the Participant is relying only upon their own judgment and any advice provided by the Participant’s attorney. The Participant acknowledges he or she has been provided at minimum 14 calendar days to review the provisions contained herein but may voluntarily waive this period and sign prior to the 14 calendar day period lapsing.
(g)    For purposes of this paragraph 6, the Company and any member of the Mondelēz Group shall be deemed to be third-party beneficiaries with the right to seek enforcement of any of the provisions of this paragraph 6. Further, for purposes of this paragraph6, references to acting directly or indirectly include acting jointly with or through another person.
7.Clawback Policy/Forfeiture. The Participant understands and agrees that in the Committee’s sole discretion, the Company may cancel all or part of the LTI Grant or require repayment by the Participant to the Company of all or part of any LTI Award Payout underlying any vested LTI Grant pursuant to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company, including the Company’s Dodd-Frank Clawback Policy, the Company’s Compensation Recoupment Policy, and a violation of paragraph 6 above, from time to time. In addition, any payments or benefits the Participant may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with the requirements under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, rules promulgated by the Commission, any other applicable law, or any securities exchange on which the Common Stock is listed or traded, as may be in effect from time to time. In connection with the enforcement of such clawback policy, the Participant hereby expressly acknowledges and agrees that the Company shall have the right to reduce, cancel, or withhold against outstanding, unvested, vested, or future cash or equity-based compensation owed or due to the Participant, to the maximum extent permitted under applicable law. No such recovery will be an event giving rise to a right to resign for Good Reason or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between the Participant and the Company or under any severance plans applicable to the Participant.
8.Withholding Taxes. The Participant acknowledges that regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed by the Company or the Employer, in their discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains their responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the LTI Grant, including the vesting or payment of any Award relating to the

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LTI Grant, the receipt of any dividends or cash payments in lieu of dividends, or the subsequent sale of shares of Common Stock; and (b) do not commit to and are under no obligation to structure the terms of the LTI Grant or any aspect of the Participant’s participation in the Plan to reduce or eliminate their liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to any Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.
The Company is authorized to satisfy the withholding for any or all Tax-Related Items arising from the vesting or payment of any Award relating to the LTI Grant or sale of shares of Common Stock issued pursuant to the Award, as the case may be, by deducting the number of shares of Common Stock having an aggregate value equal to the amount of Tax-Related Items withholding due from the LTI Award Payout or otherwise becoming subject to current taxation. If the Company satisfies the Tax-Related Items obligation by withholding a number of shares of Common Stock as described herein, for tax purposes, the Participant will be deemed to have been issued the full number of shares of Common Stock due to the Participant at vesting, notwithstanding that a number of shares of Common Stock is held back solely for the purpose of such Tax-Related Items withholding.
The Company is also authorized to satisfy the actual Tax-Related Items arising from the vesting or payment of any Award relating to the LTI Grant, the sale of shares of Common Stock issued pursuant to the Award or hypothetical withholding tax amounts if the Participant is covered under a Company tax equalization policy, as the case may be, by the remittance of the required amounts from any proceeds realized upon the open-market sale of the Common Stock received by the Participant. Such open-market sale is on the Participant’s behalf and at the Participant’s direction pursuant to this authorization without further consent.
Furthermore, the Company and/or the Employer are authorized to satisfy any withholding obligations with regard to all Tax-Related Items arising from the vesting or payment of any Award relating to the LTI Grant, or sale of shares issued pursuant to the Award, as the case may be, by withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer. Shares of Common Stock deducted from the LTI Award Payout in satisfaction of any Tax-Related Items shall be valued at the Fair Market Value of the Common Stock received in payment of the Award on the date as of which the amount giving rise to the withholding requirement first became includible in the gross income of the Participant under applicable tax laws. If the Participant is covered by a Company tax equalization policy, the Participant also agrees to pay to the Company any additional hypothetical tax obligation calculated and paid under the terms and conditions of such tax equalization policy. Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of their participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Common Stock if the Participant fails to comply with their Tax-Related Items obligations.
If the Participant is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company will deduct the number of shares of Common Stock having an aggregate value equal to the amount of Tax-Related Items due from the LTI Award Payout, or the Committee may determine that a particular method be used to satisfy any Tax Related Items.

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The Company may withhold or account for Tax-Related Items and any hypothetical taxes by considering statutory withholding rates or other applicable withholding rates in the Participant’s jurisdiction(s), including minimum or maximum applicable withholding rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent shares of Common Stock or, if not refunded, the Participant may be able to seek a refund from the applicable tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer.
9.Nature of the Grant. By participating in the Plan and in exchange for receiving the LTI Grant, the Participant acknowledges, understands and agrees that:
(b)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the LTI Grant is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of LTI Grants, even if LTI Grants have been made in the past;
(c)all decisions with respect to future LTI Grants, if any, will be at the sole discretion of the Committee;
(d)the Participant’s participation in the Plan is voluntary;
(e)the LTI Grant and the shares of Common Stock, and the income and value of same, subject to the LTI Grant are not intended to replace any pension rights or compensation;
(f)the LTI Grant and the shares of Common Stock subject to the LTI Grant and the income and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension, retirement or welfare benefits or similar mandatory payments;
(g)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted;
(h)unless otherwise agreed with the Company, the LTI Grant and the shares of Common Stock underlying the LTI Grant, and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any entity of the Mondelēz Group;
(i)the LTI Grant and the shares of Common Stock subject to the LTI Grant, and the income and value of same, are not part of normal or expected compensation or salary for any purpose;
(j)neither the Company, the Employer nor any other member of the Mondelēz Group shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the LTI Grant or any shares of Common

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Stock delivered to the Participant upon vesting of the LTI Grant or of any proceeds resulting from the Participant’s sale of such shares; and
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the LTI Grant or the recoupment of any shares of Common Stock acquired under the Plan resulting from (a) the failure to reach Performance Goals or termination of the Participant’s employment or other service relationship by the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of their employment agreement, if any); and/or (b) the application of any recoupment policy or any recovery or clawback policy otherwise required by law.
10.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other LTI Grant materials (“Data”) by and among the Mondelēz Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Mondelēz Group may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social security, passport or insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all LTI Grants or any other entitlement to shares of Common Stock or other equivalent benefits, awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to Morgan Stanley Smith Barney, LLC and its affiliates (“Morgan Stanley”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP or such other public accounting firm that may be engaged by the Company in the future. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. If the Participant resides outside the United States, the Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting their local human resources representative. The Participant authorizes the Company, Morgan Stanley, PricewaterhouseCoopers LLP and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing their participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. If the Participant resides outside the United States, the Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing their local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If

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the Participant does not consent, or if the Participant later seeks to revoke their consent, the Participant’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant an LTI Grant or other equity awards or administer or maintain such Grants. The Participant also understands that the Company has no obligation to substitute other forms of Grants or compensation in lieu of the LTI Grant as a consequence of the Participant’s refusal or withdrawal of their consent. Therefore, the Participant understands that refusing or withdrawing their consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.
Further, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering their participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.
11.Nontransferability of LTI Grant. The LTI Grant or the interests or rights therein may not be transferred in any manner other than by will or by the laws of descent and distribution applicable to the Participant, and may not be assigned, hypothecated or otherwise pledged and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, in violation of the provisions herein, the LTI Grant shall immediately become null and void and any rights to receive a payment under the LTI Grant shall be forfeited.
12.Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of Common Stock issuable hereunder unless and until certificates representing such Common Stock (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Common Stock and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Common Stock. Notwithstanding the foregoing, in accordance with Section 9 of the Plan, the Company may provide for the accrual of dividend equivalents on the outstanding LTI Grant which shall be subject to the same vesting restrictions and conditions as the LTI Grant and may be subject to such additional restrictions and conditions as the Committee may establish.
13.Adjustments. The Committee may make such adjustments to one or more of the Performance Goals, as well as the manner in which the LTI Award Payout is calculated, as the Committee in its sole discretion deems appropriate. The Participant shall be notified of such adjustment and such adjustment shall be binding upon the Company and the Participant.
14.NO GUARANTEE OF CONTINUED EMPLOYMENT. THE PARTICIPANT HEREBY ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE LTI GRANT PURSUANT TO THE PROVISIONS OF THE PLAN AND THIS AGREEMENT IS EARNED ONLY IF THE

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PERFORMANCE GOALS ARE ATTAINED AND THE OTHER TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT AND THE PLAN ARE SATISFIED AND BY THE PARTICIPANT CONTINUING TO BE EMPLOYED (SUBJECT TO THE PROVISIONS OF PARAGRAPH 3(b) HEREOF) AT THE WILL OF THE EMPLOYER (AND NOT THROUGH THE ACT OF BEING EMPLOYED BY THE EMPLOYER, BEING GRANTED AN LTI GRANT, OR RECEIVING COMMON STOCK HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE RIGHT TO EARN A PAYMENT UNDER THE LTI GRANT SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT DURING THE PERFORMANCE CYCLE, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER TO TERMINATE THE PARTICIPANT’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE AND IN ACCORDANCE WITH APPLICABLE EMPLOYMENT LAWS OF THE COUNTRY WHERE THE PARTICIPANT RESIDES OR BE INTERPRETED AS FORMING AN EMPLOYMENT OR SERVICE CONTRACT WITH THE EMPLOYER.
15.Entire Agreement; Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except as provided in the Notice, the Plan or this Agreement or by means of a writing signed by the Company and the Participant. Nothing in the Notice, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Agreement are to be construed in accordance with and governed by the substantive laws of the Commonwealth of Virginia, U.S.A., without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the substantive laws of the Commonwealth of Virginia to the rights and duties of the parties. Unless otherwise provided in the Notice, the Plan or this Agreement, the Participant is deemed to submit to the exclusive jurisdiction of the Commonwealth of Virginia, U.S.A., and agrees that such litigation shall be conducted in the courts of Henrico County, Virginia, or the federal courts for the United States for the Eastern District of Virginia.
16.Conformity to Securities Laws. The Participant acknowledges that the Notice, the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Notice, the Plan and this Agreement shall be administered, and the LTI Grant is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Notice, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
17.Administration and Interpretation. The terms and provisions of the Plan (a copy of which will be made available online or furnished to the Participant upon written request to the Corporate Secretary, Mondelēz International, Inc., 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A.) are incorporated herein by reference. To the extent any provision in the Notice or this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern except as otherwise expressly set forth in this Agreement. The LTI Grant, the vesting of the

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LTI Grant and any issuance of Common Stock upon payment of the LTI Grant are subject to, and shall be administered in accordance with, the provisions of the Plan, as the same may be amended from time to time. Any question or dispute regarding the administration or interpretation of the Notice, the Plan and this Agreement shall be submitted by the Participant or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.
18.Headings. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the LTI Grant for construction or interpretation.
19.Notices. Any notice required or permitted hereunder shall be (i) given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party or (ii) delivered electronically through the Company’s electronic mail system (including any notices delivered by a third-party) and shall be deemed effectively given upon such delivery. Any documents required to be given or delivered to the Participant related to current or future participation in the Plan may also be delivered through electronic means as described in paragraph 26 below.
20.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and their heirs, executors, administrators, successors and assigns.
21.Severability. Whenever feasible, each provision of the Notice, this Agreement and the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision in the Notice, the Plan or this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Notice, the Plan or this Agreement.
22.Code Section 409A. This LTI Grant is intended to be exempt from, or otherwise comply with, Section 409A of the Code and shall be interpreted, operated and administered in a manner consistent with such intent. The Company reserves the right, to amend or modify this Agreement at any time, without the consent of the Participant or any other party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Nothing in the Agreement or the Plan shall provide a basis for any person to take action against the Mondelēz Group based on matters covered by Section 409A of the Code, including the tax treatment of any amount paid under the LTI Grant made hereunder, and Mondelēz Group shall not under any circumstances have any liability to any participant or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A of the Code.
Notwithstanding anything to the contrary in the Agreement, if the Award is considered nonqualified deferred compensation subject to Section 409A of the Code (“Deferred Compensation”) and is settled on or on a date that is by reference to the Participant’s “separation

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from service” and the Participant is a “specified employee” (each within the meaning of Section 409A of the Code and each determined by the Company it its sole discretion) on the date the Participant experiences a separation from service, then the Award (or applicable portion thereof) shall be settled on the first business day of the seventh month following the Participant’s separation from service, or, if earlier, on the date of the Participant’s death, to the extent such delayed payment is required in order to avoid a prohibited distribution under Section 409A of the Code.
23.No Advice Regarding LTI Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of any shares of Common Stock issued in payment of the LTI Grant. The Participant understands and agrees that the Participant should consult with their own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
24.Language. The Participant acknowledges that he or she is sufficiently proficient in English, or, alternatively, the Participant acknowledges that he or she will seek appropriate assistance, to understand the terms and conditions in the Agreement. Furthermore, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.
25.Appendix. Notwithstanding any provisions in this Agreement, the LTI Grant shall be subject to any terms and conditions set forth in Appendix A to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in Appendix A, the terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.
26.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
27.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan or on the LTI Grant and on any shares of Common Stock issued in payment of the LTI Grant, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
28.Insider Trading/Market Abuse Laws. The Participant may be subject to insider trading and/or market abuse laws, which affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to such shares (e.g., the LTI Grant) or rights linked to the value of shares of Common Stock under the Plan during such times as the Participant is considered to have “material nonpublic information” or “insider information” regarding the Company (as defined by the laws or regulations in the relevant jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to

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buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy, and the requirements of applicable laws may or may not be consistent with the terms of the Company’s insider trading policy. The Participant acknowledges that it is their responsibility to be compliant with any applicable restrictions, and that the Participant should speak to their personal advisor on this matter.
29.Exchange Control, Tax and Foreign Asset/Account Reporting Requirements. The Participant acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect the Participant’s ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage, bank account or legal entity outside the Participant’s country. The Participant may be required to report such accounts, balances, assets and/or the related transactions to the tax or other authorities in their country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to their country through a designated bank or broker within a certain time after receipt. In addition, the Participant agrees to take any and all actions required by the Company, any other entity in the Mondelēz Group or the local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different) that may be required to comply with such laws, rules and regulations. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant understands and agrees that the Participant should consult their personal legal advisor for any details.
30.Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by the Participant or any other participant of the Plan.

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***

The Participant acknowledges that the Participant has reviewed the Plan, the Notice and this Agreement (including any appendices hereto) in their entirety and fully understands their respective provisions. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Notice or this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date of the Notice.

MONDELĒZ INTERNATIONAL, INC.
/s/ Laura Stein

Laura Stein
Executive Vice President,
Corporate & Legal Affairs, General Counsel and Corporate Secretary

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APPENDIX A
MONDELĒZ INTERNATIONAL, INC.
2024 PERFORMANCE INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS OF THE
GLOBAL LONG-TERM INCENTIVE GRANT AGREEMENT
This Appendix A includes additional terms and conditions that govern the LTI Grant to the Participant under the Plan if he or she resides and/or works in one of the countries listed herein. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant transfers to another country after receiving the LTI Grant, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant. Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Agreement.
This Appendix A also includes information regarding securities, exchange control and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2025. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information in this Appendix A as the only source of information relating to the consequences of their participation in the Plan because the information may be out of date at the time the Participant vests in the LTI Grant or sells shares of Common Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in their country may apply to the Participant’s situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment after the LTI Grant is made, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Participant in the same manner.

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EUROPEAN UNION / EUROPEAN ECONOMIC AREA, SWITZERLAND AND THE UNITED KINGDOM

TERMS AND CONDITIONS

Data Privacy Notice. The following provision replaces in its entirety paragraph 10 of the Agreement:
If the Participant is based in the European Union (“EU”), the European Economic Area, Switzerland or the United Kingdom, the Participant should note that Mondelēz International, Inc., with registered address at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. is the controller responsible for the processing of the Participant’s Personal Data (as defined below) in connection with the Agreement and the Plan.
Data Collection and Usage. Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes and uses the following types of personal data about the Participant: name, home address and telephone number, email address, date of birth, social insurance, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in any entity in the Mondelēz Group, details of all LTI Grants or any other entitlement to shares awarded, canceled, settled, vested, unvested or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (“Personal Data”) for the exclusive legitimate purpose of the LTI Grant and implementing, administering and managing the Participant’s participation in the Plan.
Purposes and Legal Bases of Processing. The legal basis for the processing of the Personal Data by the Company is the necessity of the data processing for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering Participant equity awards. The Participant understands that providing the Company with Personal Data is necessary for the performance of the Agreement and that the Participant’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.
International Data Transfers. The Company is located in the United States which means that it will be necessary for Personal Data to be transferred to, and processed in, the United States. The Participant understands and acknowledges that the United States is not subject to an unlimited adequacy finding by the European Commission and that the Participant’s Personal Data may not have an equivalent level of protection as compared to the Participant’s country of residence. To provide appropriate safeguards for the protection of the Participant’s Personal Data, the Personal Data is transferred to the Company based on data transfer and processing agreements implementing the EU Standard Contractual Clauses. Further, the Participant understands that the Company transfers their Personal Data, or parts thereof to third parties based on agreements implementing the EU Standard Contractual Clauses. These third parties include Morgan Stanley Smith Barney, LLC and its affiliates (“Morgan Stanley”), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. Morgan Stanley has opened or will open an account for the Participant to

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receive and trade shares of Common Stock acquired under the Plan. The Participant understands that Personal Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP or such other public accounting firm that may be engaged by the Company. In the future, the Company may select a different service provider or other service providers and share the Personal Data with such other provider(s) serving the Company in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with Morgan Stanley, PricewaterhouseCoopers LLP or KPMG LLP with such agreement being a condition to the Participant’s ability to participate in the Plan.
The Participant may request a copy of the safeguards used to protect their Personal Data or the names and addresses of any potential recipients of Personal Data by contacting the Company at: DataProtectionOfficeMEU@mdlz.com.
Data Retention. The Company will use the Personal Data only as long as necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs the Personal Data, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
Data Subject Rights. To the extent provided by law, the Participant has the right to (i) inquire whether and what kind of Personal Data the Company holds about the Participant and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of Personal Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, (vi) request portability of Personal Data that the Participant has actively or passively provided to the Company, where the processing of such Personal Data is based on consent or a contractual agreement with the Participant and is carried out by automated means, or (vii) lodge a complaint with the competent local data protection authority. To receive additional information regarding the Participant’s rights, raise any other questions regarding the practices described in the Agreement or to exercise their rights, the Participant should contact the Company at: DataProtectionOfficeMEU@mdlz.com.
ARGENTINA
TERMS AND CONDITIONS
Restrictions and Covenants. Notwithstanding anything to the contrary in the Agreement, paragraph 6 of the Agreement will not apply to Argentinian Participants.

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Labor Law Policy and Acknowledgement. The following provision supplements paragraph 9 of the Agreement:
The Participant acknowledges and agrees that the grant is made by the Company (not the Employer) in its sole discretion and that the value of the LTI Grant or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits, such as vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered for any purpose under Argentine labor law, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on each vesting date.
NOTIFICATIONS
Securities Law Information. Neither the LTI Grant nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores, “CNV”). Neither this Agreement nor any other offering material related to the LTI Grant nor the underlying shares of Common Stock may be utilized in connection with any general offering to the public in Argentina. Any Argentine resident who acquires shares of Common Stock under the Plan does so under their own responsibility under the terms of a private offering made to the Argentine resident from outside Argentina. Any Argentine resident who acquires shares of Common Stock shall not transfer such shares of Common Stock to any other person within six (6) months of acquiring the shares of Common Stock, unless the transaction is conducted outside Argentina.
Exchange Control Information. The Participant is solely responsible for complying with the exchange control rules that may apply in connection with their participation in the Plan and/or the transfer of proceeds acquired under the Plan into Argentina. Prior to vesting of the LTI Grant or transferring proceeds into Argentina, the Participant should consult their local bank and exchange control advisor to confirm the exchange control rules and required documentation.
Foreign Asset/Account Reporting Information. The Participant must report holdings of any equity interest in a foreign company (e.g., shares of Common Stock acquired under the Plan) on their annual tax return each year.
AUSTRALIA
TERMS AND CONDITIONS
Securities Law Disclosure. This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).

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No payment constituting breach of law in Australia. Notwithstanding anything else in the Plan or the Agreement, the Participant will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
NOTIFICATIONS
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding a certain threshold (currently, AUD10,000) and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Participant’s behalf, otherwise the Participant will be responsible for complying with any exchange control reporting requirements.
Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to conditions in the Act).
AUSTRIA
NOTIFICATIONS
Exchange Control Information. If the Participant holds securities (including shares of Common Stock acquired under the Plan) or cash (including proceeds from the sale of shares of Common Stock) outside of Austria, he or she may be subject to reporting obligations to the Austrian National Bank. If the value of the shares of Common Stock meets or exceeds a certain threshold, the Participant must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. Where the cash amounts held outside of Austria meet or exceed a certain threshold, monthly reporting obligations apply as explained in the next paragraph.
If the Participant sells shares of Common Stock, or receives any cash dividends, the Participant may have exchange control obligations if the Participant holds the cash proceeds outside Austria. If the transaction volume of all the Participant’s accounts abroad meets or exceeds a certain threshold, the Participant must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BELGIUM
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Participant is required to report any securities (e.g., shares of Common Stock acquired under the Plan) or bank accounts established outside of Belgium

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on their annual tax return. In a separate report, Belgium residents are also required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Participant should consult a personal tax advisor with respect to the applicable reporting obligations.
Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by Belgian residents through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will apply when shares of Common Stock acquired upon vesting of the LTI Grant are sold.

Annual Securities Accounts Tax. An annual securities accounts tax may be payable if the total average value of securities held in a Belgian or foreign securities account (e.g., shares of Common Stock acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. Belgian residents should consult with their personal tax advisor regarding the application of this tax.

BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By participating in the Plan and receiving the LTI Grant, the Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting of the LTI Grant and the payout or sale of any shares of Common Stock acquired under the Plan.
Labor Law Acknowledgment. By accepting the LTI Grant, the Participant understands, acknowledges and agrees that, for all legal purposes (i) the Participant is making an investment decision and (ii) the value of the underlying shares of Common Stock are not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.
NOTIFICATIONS
Exchange Control Information. Individuals who are resident or domiciled in Brazil are generally required to submit an annual declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is greater than a certain threshold (currently, US$1,000,000). If such amount is equal to or greater than a certain threshold (currently, US$100,000,000), the referenced declaration must be submitted quarterly, in the month following the end of each quarter. Assets and rights to be included in this annual declaration include shares of Common Stock acquired under the Plan.

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Tax on Financial Transaction (IOF). Repatriation of funds (e.g., sale proceeds from the sale of shares of Common Stock and/or dividends) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is the Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from their participation in the Plan. The Participant should consult with their personal tax advisor for additional details.
BULGARIA
NOTIFICATIONS
Exchange Control Information. The Participant will be required to file statistical forms with the Bulgarian national bank regarding their receivables in bank accounts abroad as well as securities held abroad which have been acquired without using the services of a local broker (e.g., shares of Common Stock acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds a certain threshold (currently, BGN 50,000) as of the previous calendar year end. The reports are due by March 31.
The Participant should contact their bank in Bulgaria for additional information regarding these requirements.
CANADA
TERMS AND CONDITIONS
Form of Payment. LTI Grants to employees resident in Canada shall be paid in shares of Common Stock only.
Exclusion from Compensation. Sections 9 (f), (i), and (k) of the Agreement apply, except as explicitly and minimally required under applicable legislation.
Forfeiture. The following provisions replace the first paragraph of paragraph 3(b) of the Agreement:
Unless determined otherwise by the Committee or as explicitly and minimally required under applicable legislation or expressly provided in this Agreement, if the Participant has not been continuously and actively employed with a member of the Mondelēz Group that employs the Participant (the “Employer”), from the date of the Notice through the last date of the Performance Cycle or if the Participant is not an employee in good standing with the Employer on the date of payment described in paragraph 4(a) hereof, the LTI Grant will be forfeited immediately and without any further action by the Company or the Committee.
For purposes of the LTI Grant, except as explicitly and minimally required under applicable legislation, the Participant’s employment or service relationship will be considered terminated and the Participant will no longer be considered “continuously and actively employed” or “an employee in good standing” as of

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the date the Participant is no longer providing services to the Mondelēz Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any) (the “Termination Date”). Except as explicitly and minimally required under applicable legislation, the Participant’s right to earn, seek damages in lieu of, vest in or otherwise benefit from any portion of the LTI Grant, the shares of Common Stock subject to the LTI Grant, the Agreement or the Plan, if any, will be measured by and immediately terminate effective as of the Termination Date.
Except as explicitly and minimally required under applicable legislation, the Termination Date will exclude and will not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. The Participant will not earn or be entitled to any pro-rated vesting or other benefits or participation under the Plan for that portion of time before the Termination Date, nor will the Participant be entitled to any compensation for lost vesting or other benefits or participation in the Plan. For clarity, any reference to the termination or cessation of the Participant’s employment or service, or to a termination date or date of termination, under the LTI Grant, the Plan or the Agreement, will be interpreted to mean the Termination Date as defined above.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting or other participation during a statutory notice period, the Participant’s right to vest or otherwise benefit from or participate in the LTI Grant under the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period. The Participant will not earn or be entitled to pro-rated vesting or other benefits or participation if the vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting benefits or other participation.
Subject to applicable legislation, if the date the Participant is no longer providing services cannot be reasonably determined under the terms of the Agreement or the Plan, the Committee shall have the exclusive discretion to determine when the Participant is no longer providing services for purposes of the LTI Grant. Unless otherwise determined by the Committee, leaves of absence shall not constitute a termination of employment for purposes of this Agreement.

The following provisions apply for Participants resident in Quebec:
Data Privacy. The following provision supplements paragraph 10 of the Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Mondelēz Group and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant acknowledges and agrees that the Participant’s personal information, including sensitive personal information, may be transferred or

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disclosed outside of the Province of Quebec, including to the United States. The Participant further authorizes the Mondelēz Group to record such information and to keep such information in their Participant file. The Participant also acknowledges and authorizes the Company and any subsidiary or affiliate or other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.
Language. A French translation of the Plan and the Agreement can be made available to the Participant as soon as reasonably practicable upon the Participant’s request.. The Participant understands that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon request, the Company will translate into French documents related to the offering of the Plan as soon as reasonably practicable.
Une traduction française du Plan et du présent Contrat pourra êtremise à la disposition de Participant dès que raisonnablement possible à la demande de l'Participant. Le Participant comprend que, de temps à autre, des informations supplémentaires liées à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, la Compagnie traduira en français les documents relatifs à l'offre du Plan dès que raisonnablement possible.
NOTIFICATIONS
Securities Law Information. The Participant is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside Canada through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the Nasdaq Global Select Market).
Foreign Asset/Account Reporting Information. The Participant is required to report any specified foreign property annually on Form T1135 (Foreign Income Verification Statement) if the total cost of the Participant’s specified foreign property exceeds a certain threshold (currently, C$100,000) at any time during the year. The form must be filed by April 30th of the following year. Specified foreign property includes shares of Common Stock acquired under the Plan and may include the LTI Grant. The LTI Grant must be reported--generally at a nil cost--if the applicable cost threshold is exceeded because of other specified foreign property the Participant holds. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Common Stock. The ACB would normally equal the fair market value of the shares of Company Common Stock at vesting for the LTI Grant, but if the Participant owns other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock owned by the Participant. It is the Participant’s responsibility to comply with applicable reporting obligations.
CHILE
NOTIFICATIONS

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Securities Law Information. The LTI Grant constitutes a private offering of securities in Chile effective as of the Grant Date. The LTI Grant is made subject to general ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the LTI Grant is not registered in Chile, the Company is not required to provide public information about the LTI Grant or the shares of Common Stock in Chile. Unless the LTI Grant and/or the shares of Common Stock are registered with the CMF, a public offering of such securities cannot be made in Chile.

Este Premio LTIP (en Inglés, “LTI Grant”) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Este Premio LTIP se acoge a las disposiciones de la Norma de Carácter General N° 336 de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse el Premio LTIP de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto del Premio LTIP o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Exchange Control Information. The Participant is not required to repatriate any funds he or she receives with respect to the LTI Award Payout and/or the shares of Common Stock (e.g., proceeds from the sale of shares of Common Stock or dividends received) to Chile. However, if the Participant decides to repatriate such funds, he or she must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the amount of the funds repatriated exceeds a certain threshold (currently, US$10,000). If the Participant does not repatriate the proceeds and instead use such proceeds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, the Participant must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within the first 10 days of the month immediately following the transaction.
Exchange control requirements are subject to change. The Participant should consult with their personal legal advisor regarding any exchange control obligations that may apply in connection with the LTI Award Payout.
Foreign Asset / Account Reporting Information. If the Participant holds shares of Common Stock acquired under the Plan outside Chile, the Participant may be required to inform the Chilean Internal Revenue Service (the “CIRS”) of the details of the Participant’s investment in the shares of Common Stock. Further, if the Participant wishes to receive credit against the Participant’s Chilean income taxes for any taxes paid abroad, the Participant e must report the payment of taxes abroad to the CIRS. In either case, the Participant must file Tax Form 1929 by July 1 each year, which should be submitted electronically through the CIRS website: www.sii.cl.
CHINA

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TERMS AND CONDITIONS
The following provisions apply to Participants who are exclusively citizens of the People’s Republic of China and who reside in mainland China, and Participants who are otherwise subject to exchange control restrictions applicable to employee stock plans in China, as determined by the Company in its sole discretion.
Time and Form of Payment. Due to legal restrictions in China, the LTI Award Payout may be made to the Participant in cash, rather than shares of Common Stock as stated in paragraph 4(a) of the Agreement. If shares of Common Stock are issued upon payment of the LTI Grant, in the Company’s sole discretion, the shares may be required to be immediately sold. Thus, as a condition of the LTI Grant, the Participant agrees to the immediate sale of any shares of Common Stock issued to Participant upon payment and settlement of the LTI Grant. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such shares of Common Stock (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorizes the Company’s designated broker to complete the sale of such shares. Upon any such sale of the shares, the proceeds, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Participant in accordance with any applicable exchange control laws and regulations.
In the event that the Participant is not required to sell shares of Common Stock immediately upon payment of the LTI Grant, any shares of Common Stock issued to the Participant must be maintained in an account with Morgan Stanley Smith Barney, LLC. or such other broker as may be designated by the Company until the shares of Common Stock are sold through that broker. If the Company changes its designated broker, the Participant acknowledges and agrees that the Company may transfer any shares of Common Stock issued under the Plan to the new designated broker if necessary for legal or administrative reasons. The Participant agrees to sign any documentation necessary to facilitate the transfer. In addition, the Participant acknowledges and agrees that he or she must sell any shares of Common Stock issued as soon as practicable following the termination of the Participant’s employment or other service relationship with the Mondelēz Group and in no event later than six (6) months following the termination of the Participant’s employment or other service relationship with the Mondelēz Group, or within any other such time frame the Company determines to be necessary or advisable to comply with local requirements.
Exchange Control Restrictions. The Participant understands and agrees that, due to exchange control laws in China, he or she will be required to immediately repatriate to China the cash proceeds from the sale of shares of Common Stock acquired under the LTI Grant. The Participant further understands that, under local law, such repatriation of the cash proceeds will be effected through a special exchange control account established by a member of the Mondelēz Group and the Participant hereby consents and agrees that any cash proceeds received in connection with the Plan will be transferred to such special account prior to being delivered to him or her. The proceeds may be paid in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Participant acknowledges that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be delivered to

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this account. If the proceeds are converted to local currency, the Participant acknowledges that the Mondelēz Group is under no obligation to secure any currency conversion rate, and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Participant agrees to bear any currency fluctuation risk between the date the shares of Common Stock acquired from the LTI Grant are sold and the time that (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and (ii) net proceeds are converted to local currency and distributed to the Participant. The Participant acknowledges that the Mondelēz Group will not be held liable for any delay in delivering the proceeds to the Participant. The Participant agrees to sign any agreements, forms and/or consents that may be requested by the Company or the Company’s designated broker to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds.
The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China. For shares issued under the Plan, these additional requirements may include, but are not limited to, a requirement to maintain any shares of Common Stock acquired under the Plan in an account with a Company-designated broker and/or to sell any shares of Common Stock that the Participant receives immediately upon issuance (as described above) or upon termination of the Participant’s service with the Mondelēz Group.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Chinese residents may be required to report to the SAFE all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-Chinese residents, including the Company.
COLOMBIA
TERMS AND CONDITIONS
Labor Law Acknowledgement. The following provision supplements the acknowledgments contained in paragraph 9 of the Agreement:
The Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Participant’s “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amounts, subject to the limitations provided in Law 1393/2010.
Mandate Letter. By accepting the LTI Grant, the Participant agrees that, if requested by the Company or the Employer, the Participant will execute a mandate letter or such other document (whether electronically or by such other method as requested by the Company or the Employer) that the Company determines is necessary or advisable in order that (i) a sufficient number of shares of Common Stock to be allocated to the Participant upon vesting can be withheld or sold on the Participant’s behalf to cover Tax-

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Related Items required to be withheld by the Employer and (ii) the proceeds from such withholding or sale can be transferred directly from the Company to the Employer in Colombia for remittance to the tax authorities.
NOTIFICATIONS
Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia. An offer of shares of Common Stock to employees will not be considered a public offer provided that it meets the conditions set forth in Article 6.1.1.1.1 in Decree 2555, 2010.
Exchange Control Information. Colombian residents must register shares of Common Stock acquired under the Plan, regardless of value, with the Central Bank of Colombia (Banco de la República) as foreign investment held abroad. In addition, the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g. local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio).
The Participant is responsible for complying with applicable exchange control requirements in Colombia and the Participant should consult their legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations.
Foreign Asset/Account Reporting Information. The Participant must file an annual informative return with the Colombian Tax Office detailing any assets (e.g. shares of Common Stock) held abroad. If the individual value of any of these assets exceeds a certain threshold, the Participant must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.
COSTA RICA
There are no country specific provisions.
CROATIA
NOTIFICATIONS
Exchange Control Information. Croatian residents may be required to report any foreign investments (including shares of Common Stock acquired under the Plan) to the Croatian National Bank for statistical purposes and obtain prior approval from the Croatian National Bank for bank accounts opened abroad. However, because exchange control regulations may change without notice, the Participant should consult his or her legal advisor to ensure compliance with current regulations. It is the Participant 's responsibility to comply with Croatian exchange control laws.
CZECH REPUBLIC

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TERMS AND CONDITIONS

Forced Sale of Shares. The Company reserves the right to force the immediate sale of the shares of Common Stock to be issued upon vesting and settlement of the LTI Grant. If applicable, the Participant agrees that the Company is authorized to instruct its designated broker, on behalf of the Participant, to assist with the mandatory sale of such shares of Common Stock and the Participant expressly authorizes the Company’s designated broker to complete the sale of such shares of Common Stock. The Participant expressly acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of shares of Common Stock at any particular price. Upon the sale of shares of Common Stock, the Participant shall receive the cash proceeds from the sale of shares of Common Stock, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. The Participant also acknowledges that the Participant is unaware of any material non-public information with respect to the Company or any securities of the Company as of the date of the Agreement.

NOTIFICATIONS

Exchange Control Information. Czech residents may be required to fulfill certain notification duties in relation to the LTI Grant and the opening and maintenance of a foreign account, including reporting (i) foreign direct investments with a value equal to or exceeding a specified amount (currently, CZK 2,500,000) in the aggregate, or (ii) foreign financial assets with a value equal to or exceeding a specified amount (currently, CZK 200,000,000), or (iii) at the request of the Czech National Bank. The Participant should consult their personal legal advisor to ensure compliance with the applicable requirements.
DENMARK
TERMS AND CONDITIONS
Stock Option Act. The Participant acknowledges that he or she has received an Employer Statement in Danish, which sets forth the additional terms of the LTI Grant to the extent that the Danish Stock Option Act applies.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Participant is required to report any accounts holding shares of Common Stock or cash established outside Denmark to the Danish Tax Administration as part of the Participant’s tax return under the section related to foreign affairs and income.

ECUADOR
Foreign Asset/Account Reporting Information. Individuals who are resident or domiciled in Ecuador are generally required to file an annual Net Worth Declaration with the Internal Revenue Service of Ecuador if the aggregate value of assets held by such individuals exceeds certain thresholds. Assets included in this annual declaration include shares of Common Stock acquired under the Plan. The Net

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Worth Declaration must be filed in May of the following year using the electronic form on the tax authorities' website (www.sri.gob.ec). Penalties will apply to a late filing and it is not possible to seek an extension.
In addition, Ecuadorian resident individuals are required to report on an annual basis, all monetary assets held in foreign financial entities in excess of a certain threshold (currently, US$100,000). The Participant should consult his or her legal or tax advisor to ensure compliance with all applicable reporting obligations.
EGYPT
NOTIFICATIONS
Exchange Control Information. If the Participant transfers funds into Egypt in connection with the LTI Award Payout, the Participant is required to transfer the funds through a registered bank in Egypt.
FINLAND
NOTIFICATIONS
Foreign Asset/Account Reporting Information. There are no specific reporting requirements with respect to foreign assets/accounts. However, please note that the Participant must check their pre-completed tax return to confirm that the ownership of shares of Common Stock and other securities (foreign or domestic) is correctly reported. If the Participant finds any errors or omissions, the Participant must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities.
FRANCE
TERMS AND CONDITIONS
LTI Grant Not French-Qualified. The LTI Grant made under this Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Consent to Receive Information in English. By participating in the Plan and receiving the LTI Grant, the Participant confirms having read and understood the Plan and Agreement, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
En acceptant cette LTIP recompense, le Participant confirme avoir lu et compris le Plan et le Contrat y relatif, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

February 11, 2026

NOTIFICATIONS
Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount (currently €10,000).
Foreign Asset/Account Reporting Information. If the Participant holds shares of Common Stock outside of France or maintains a foreign bank, securities, or brokerage account, whether open, current, or closed during the tax year, the Participant is required to report such to the French tax authorities when filing their annual tax return.
GERMANY
NOTIFICATIONS
Exchange Control Information. Cross-border payments in connection with the purchase or sale of securities in excess of a certain amount (currently, €50,000) must be reported monthly to the German Federal Bank (Bundesbank). If the Participant receives a payment in excess of this amount (including if the Participant acquires shares of Common Stock or receives dividends with a value in excess of this amount under the Plan or sells shares of Common Stock via a foreign broker, bank or service provider and receive proceeds in excess of this amount) and/or if the Company withholds or sells shares of Common Stock with a value in excess of this amount to cover Tax-Related Items, the Participant must report the payment and/or the value of the shares of Common Stock withheld or sold to the Bundesbank. Such reports must be filed either electronically using the “General Statistics Reporting Portal” (Allgemeine Meldeportal Statistik) available via the Bundesbank’s website (www.bundesbank.de) or by such other method as is permitted or required by the Bundesbank. The report must be submitted monthly or within such timing as is permitted or required by the Bundesbank.
Foreign Asset/Account Reporting Information. German residents holding Common Stock must notify their local tax office if the acquisition of Common Stock under the Plan leads to a so-called qualified participation at any point during the calendar year. A qualified participation is attained only in the unlikely event (i) the Participant owns at least 1% of the Company and the value of the Common Stock acquired exceeds a certain amount (currently, €150,000), or (ii) the Participant holds Common Stock exceeding 10% of the total capital of the Company.
GREECE
There are no country specific provisions.
HUNGARY
TERMS AND CONDITIONS

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Award Payable in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 4(a) of the Agreement), unless otherwise determined by the Company, the Award does not provide any right for the Participant to receive shares of Common Stock upon settlement of the Award. Unless otherwise determined by the Company, LTI Award Payouts to Participants in Hungary shall be settled in cash, less any Tax-Related Items, if applicable.
INDIA
TERMS AND CONDITIONS
Payment after Vesting. The following provision supplements paragraph 4 of the Agreement:
Due to regulatory requirements in India, the Company reserves the right to require that the Participant sell all shares of Common Stock delivered to the Participant, either immediately upon receipt of such shares or upon the Participant’s termination of employment from the Mondelēz Group. In this regard, the Participant agrees that the Company is authorized to instruct its designated broker to assist with any such mandatory sale of shares of Common Stock (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes the designated broker to complete the sale of such shares. The Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the shares of Common Stock and shall otherwise cooperate with the Company with respect to such matters, provided that the Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. The Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Due to fluctuations in the shares of Common Stock price and/or applicable exchange rates between the date the shares of Common Stock are delivered to the Participant and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to the Participant may be more or less than the market value of the shares of Common Stock on the relevant vesting date or the date on which such shares are delivered to the Participant. Upon the sale of the shares of Common Stock, the cash proceeds from the sale of shares (less any applicable Tax-Related Items, brokerage fees or commissions) will be delivered to the Participant in accordance with applicable laws and regulations, as determined by the Company in its sole discretion.
NOTIFICATIONS
Exchange Control Information. Indian residents are required to repatriate any funds recognized in connection with the LTI Grant (including any cash proceeds received upon the sale of shares of Common Stock and convert such funds into local currency within specified timeframes as required under applicable regulations. Indian residents also are required to retain the foreign inward remittance certificate as evidence of repatriation. The Participant is personally responsible for complying with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws. The Participant may also be required to provide information regarding funds received from participation in the Plan to the Company and/or the Employer to enable them to comply with their filing requirements under exchange control laws in India.

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As exchange control regulations can change frequently and without notice, the Participant should consult their personal tax or legal advisor before selling shares of Common Stock to ensure compliance with current regulations.
Foreign Asset/Account Reporting Information. The Participant is required to declare foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) in their annual tax return. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with their personal tax advisor in this regard.
INDONESIA
TERMS AND CONDITIONS
Language Consent and Notification. A translation of the documents relating to this LTI grant into Bahasa Indonesia can be provided to the Participant upon request to Astrid Januarita, My Rewards Advisor ID, at astrid.januarita@mdlz.com. By accepting the LTI Grant, the Participant (i) confirms having read and understood the documents relating to this LTI Grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Language Consent and Notification. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada Astrid Januarita, My Rewards Advisor ID, di astrid.januarita@mdlz.com. Dengan menerima hibah, anda (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).
NOTIFICATIONS
Exchange Control Information. Foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding US$25,000, the underlying document of that transaction will have to be submitted to the relevant local bank.
In addition, if the Participant remits funds into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of a certain threshold (currently, US$10,000) or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, the Participant must complete a “Transfer Report Form.” The

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Transfer Report Form will be provided to the Participant by the bank through which the transaction is made.
Foreign Asset/Account Reporting Information. Indonesian residents have the obligation to report worldwide assets (including foreign accounts and shares of Common Stock acquired under the Plan) in their annual individual income tax return.
IRELAND
NOTIFICATIONS
Director Notification Requirement. If the Participant is a director, shadow director1 or secretary of an Irish subsidiary or affiliate, the Participant must notify the Irish subsidiary or affiliate in writing if (1) the Participant receives or disposes of an interest exceeding 1% of the Company (e.g., LTI Award Payout, shares of Common Stock, etc.), (2) the Participant becomes aware of an event giving rise to a notification requirement, or (3) the Participant becomes a director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
ITALY
TERMS AND CONDITIONS
Plan Document Acknowledgment. In participating in the Plan and receiving the LTI Grant, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix A.
The Participant acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Agreement: paragraph 3 on Vesting and Forfeiture; paragraph 4 on Payment; paragraph 5 on Treatment Upon a Change of Control; paragraph 6 on Restrictions and Covenants; paragraph 8 on Withholding Taxes; paragraph 9 on the Nature of the Grant; paragraph 11 on Nontransferability of LTI Grant; paragraph 14 on No Guarantee of Continued Employment; paragraph 15 on Entire Agreement; Governing Law; paragraph 16 on Conformity to Securities Laws; paragraph 24 on Language; paragraph 26 on Electronic Delivery and Acceptance; paragraph 27 on Imposition of Other Requirements; paragraph 28 on Insider Trading/Market Abuse Laws; paragraph 30 on Waiver; and the Data Privacy Notice in the European Union / European Economic Area section of this Appendix A.
NOTIFICATIONS
1 A shadow director is an individual who is not on the board of the Irish Affiliate but who has sufficient control so that the board of directors acts in accordance with the “directions or instructions” of the individual.

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Foreign Asset/Account Reporting Information. Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, LTI Grants) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, LTI Grants), are beneficial owners of the investment pursuant to Italian money laundering provisions.
Foreign Financial Assets Tax. The fair market value of any shares of Common Stock (and other financial assets) held outside Italy is subject to a foreign assets tax. The fair market value is considered to be the value of the shares of Common Stock on the Nasdaq Global Select Market on December 31 of each year or on the last day the Participant held the shares (in such case, or when the shares of Common Stock are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). The Participant should consult with their personal tax advisor about the foreign financial assets tax.
JAPAN
NOTIFICATIONS
Exchange Control Information. If the Participant acquires shares of Common Stock valued at more than a certain threshold (currently, ¥100,000,000) in a single transaction, the Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the shares of Common Stock.
Foreign Asset/Account Reporting Information. The Participant will be required to report details of any assets held outside Japan as of December 31st (including any shares of Common Stock acquired under the Plan) to the extent such assets have a total net fair market value exceeding a certain threshold (currently, ¥50,000,000). Such report will be due by March 15th each year. The Participant should consult with their personal tax advisor as to whether the reporting obligation applies to the Participant and whether the Participant will be required to include details of any outstanding LTI Grant, shares of Common Stock or cash held by the Participant in the report.
KAZAKHSTAN
NOTIFICATIONS
Securities Law Notification. This offer is addressed only to certain eligible employees in the form of the shares of Common Stock to be issued by the Company. Neither the Plan nor the Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.

February 11, 2026

Exchange Control Information. Residents of Kazakhstan may be required to notify the National Bank of Kazakhstan when they acquire shares of Common Stock under the Plan if the value of such shares of Common Stock exceeds a certain threshold (currently, US$100,000).

Please note that the exchange control regulations in Kazakhstan are subject to change. The Participant should consult with their personal legal advisor regarding any exchange control obligations that the Participant may have prior to the LTI Award Payout or receiving proceeds from the sale of shares of Common Stock acquired under the Plan. The Participant is responsible for ensuring compliance with all exchange control laws in Kazakhstan.
KENYA
Tax Registration Notification. Under Tax Procedure Act, 2015, the Participant is required to complete and submit a tax registration application to the Commissioner of Income Tax with 30 days of first vesting of the LTI Grant. The registration should be completed through the online portal “I TAX” and is a one-time only registration. The Participant is solely responsible for ensuring compliance with all registration requirements in Kenya.
LITHUANIA
There are no country specific provisions.
MALAYSIA
TERMS AND CONDITIONS
Data Privacy Notice. The following provision replaces paragraph 10 of the Agreement:

The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other LTI Grant materials (“Data”) by and among, as applicable, the Employer and the Mondelēz Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Data is supplied by the Employer and also by the Participant through information collected in connection with the Agreement and the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all LTI Grants or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to Morgan Stanley Smith Barney, LLC (“Morgan Stanley”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, or such other public accounting firm that may be engaged by the Company in the future. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative at Mondelez Malaysia Sales Sdn Bhd, Lot 9.01 Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia. The Participant authorizes the Company, Morgan Stanley and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke their consent, their employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant LTI Grants or other equity awards or administer or maintain such awards. The Participant also understands that the Company has no obligation to substitute other forms of awards or compensation in lieu of the LTI Grant as a consequence of the Participant’s refusal or withdrawal of their consent. Therefore, the Participant understands that refusing or withdrawing their consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact their local human resources representative.

Peserta dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang diterangkan dalam Perjanjian ini serta mana-mana bahan-bahan Geran LTI (“Data”) oleh dan di antara, seperti mana yang terpakai, Majikan serta Kumpulan Mondelez untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Data telah dibekalkan oleh pihak Majikan dan juga oleh Peserta melalui informasi yang telah dikumpul berkaitan dengan Perjanjian dan Pelan.
Peserta memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, almat emal, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham atau jawatan pengarah yang dipegang dalam Syarikat, maklumat berkaitan semua Geran LTI atau apa-apa kelayakan lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.
Peserta memahami bahawa Data tersebut akan dipindahkan ke Morgan Stanley Smith Barney, LLC (“Morgan Stanley”) atau pembekal perkhidmatan pelan saham lain yang mungkin dipilih oleh Syarikat pada masa hadapan, yang membantu Syarikat melaksanakan, mentadbir dan menguruskan Pelan tersebut. Peserta memahami bahawa Data juga mungkin dipindahkan kepada firma akauntansi awam berdaftar bebas Syarikat, PricewaterhouseCoopers LLP, atau firma akauntansi awam lain yang mungkin digunakan oleh Syarikat pada masa hadapan. Peserta turut memahami bahawa penerima Data mungkin berada di Amerika Syarikat atau negara lain dan negara asal penerima Data (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang data peribadi serta perlindungan yang berbeza daripada negara asal Peserta. Peserta memahami bahawa Peserta boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta di Mondelez Malaysia Sales Sdn Bhd, Lot 9.01 Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia.
Pesertadengan ini membenarkan Syarikat, Morgan Stanley dan mana-mana pihak yang mungkin menerima Data yang mungkin membantu pihak Syarikat (sekarang atau pada masa hadapan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, mempunya, mengguna, menyimpan serta memindah Data tersebut, dalam bentuk elektronik atau lain-lain, bagi tujuan tunggal untuk melaksana, mentadbir dan mengurus penyertaan Peserta dalam Pelan. Peserta memahami bahawa Data hanya akan disimpan untuk tempoh yang diperlukan untuk melaksana, mentadbir, dan mengurus penyertaan Peserta dalam Pelan. Peserta memahami bahawa Peserta boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes tanpa sebarang kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela. Jikalau, Peserta tidak bersetuju, atau sekiranaya Peserta kemudiannya membatalkan persetujuannya, status Pesertaan atau perkhidmatan dan kerjaya Peserta dengan Majikan tidak akan terjejas; satu-satunya akibat jika Peserta tidak bersetuju atau menarik balik persetujuan Peserta adalah bahawa Syarikat tidak akan dapat memberikan kepada Peserta opsyen atau anugerah-anugerah ekuiti yang lain atau mentadbir atau mengekalkan anugerah tersebut. Peserta turut memahami bahawa pihak Syarikat tidak mempunyai sebarang kewajiban untuk menggantikan bentuk anugerah yang lain atau memberikan sebarang bentuk kompensasi sebagai pengganti opsyen disebabkan keengganan atau penarikan balik persetujuan Peserta. Oleh kerana itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan Peserta boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan keizinan atau penarikan balik keizinan, Peserta memahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatannya.

February 11, 2026

Exchange Control Compliance. If requested by the Company, the Participant or any third party designated by the Company or the Employer, the Participant must execute and return a compliance declaration related to the Participant’s foreign investments to such person, as provided by the Company or the Employer in order to participate in the Plan. The Participant understands that failure to do so may prevent the Participant from being able to participate in the Plan.
NOTIFICATIONS
Director Notification Obligation. If the Participant is a director of the Company’s Malaysian subsidiary or affiliate, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary or affiliate in writing when the Participant receives or disposes of an interest (e.g., LTI Grants or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
TERMS AND CONDITIONS
Labor Law Policy. In participating in the Plan and receiving this LTI Grant, the Participant expressly recognizes that Mondelēz International, Inc., with registered offices at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A., is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between the Participant and Mondelēz International, Inc. since the Participant is participating in the Plan on a wholly commercial basis and their sole Employer is Mondelēz México, S. de R.L. de C.V., located at Av. 18 de Noviembre 1028, Camino a Manzanilla, Heroica Puebla de Zaragoza, Puebla, C.P. 72304. Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Participant and the Employer, Mondelēz México, S. de R.L. de C.V., and do not form part of the employment conditions and/or benefits provided by Mondelēz México, S. de R.L. de C.V., and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.
The Participant further understands that their participation in the Plan is as a result of a unilateral and discretionary decision of Mondelēz International, Inc.; therefore, Mondelēz International, Inc. reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.
Plan Document Acknowledgment. By accepting the LTI Grant, the Participant acknowledges that he or she has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

February 11, 2026

In addition, by accepting the Agreement, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in paragraph 9 of the Agreement (“Nature of the Grant”), in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by Mondelēz International, Inc. on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither Mondelēz International, Inc. nor any subsidiary or affiliate is responsible for any decrease in the value of the shares of Common Stock underlying the LTI Grant.
Finally, the Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Mondelēz International, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to Mondelēz International, Inc., its affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
TÉRMINOS Y CONDICIONES
Política Laboral y Reconocimiento/Aceptación. Al participar en el Plan LTI y recibir el Premio LTIP, el Participante expresamente reconoce que Mondelēz International, Inc., con domicilio registrado ubicado en 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A., es la única responsable por la administración del Plan LTI y que la participación del Participante en el Plan LTI y en su caso la adquisición de las Acciones no constituye ni podrá constituir en ningún momento una relación de trabajo entre el Participante y Mondelēz International, Inc., ya que el Participante participa en el Plan LTI en un marco totalmente comercial y su único Patrón lo es Mondelēz México, S. de R.L. de C.V., con domicilio ubicado en Avenida Santa Fe 485, Piso 7, Colonia Cruz Manca, Mexico City, C.P. 05349 Mexico. Derivado de lo anterior, el Participante expresamente reconoce que el Plan LTI y los beneficios que pudieran derivar de la participación en el mismo no establecen derecho alguno entre el Participante y el Patrón, Mondelēz México, S. de R.L. de C.V., y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Mondelēz México, S. de R.L. de C.V., y que cualquier modificación al Plan LTI o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.
De igual manera, el Participante entiende que su participación en el Plan LTI es resultado de una decisión unilateral y discrecional de Mondelēz International, Inc.; por lo tanto, Mondelēz International, Inc. se reserva el absoluto derecho de modificar y/o terminar la participación del Participante en cualquier momento, sin responsabilidad alguna frente el Participante.
Reconocimiento del Plan de Documentos. Al aceptar el Premio LTIP, el Participante reconoce que ha recibido copias del Plan LTI, que ha revisado el Plan LTI y el Acuerdo en su totalidad y que entiende y acepta completamente todas las disposiciones contenidas en el Plan LTI y en el Acuerdo.
Adicionalmente, al firmar el Acuerdo, el Participante reconoce que ha leído y que aprueba específica y expresamente los términos y condiciones contenidos en el párrafo 9 del Acuerdo ( “La Naturaleza del

February 11, 2026

Otorgamiento”) en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan LTI no constituye un derecho adquirido; (ii) el Plan LTI y la participación en el mismo es ofrecido por Mondelēz International, Inc.de forma completamente discrecional; (iii) la participación en el Plan LTI es voluntaria; y (iv) ni Mondelēz International, Inc. ni de cualqiuer Sociedad controlante, Subsidiaria o Filial son responsables por ninguna disminución en el valor de las Acciones subyacentes del Plan LTI.
Finalmente, el Participante por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Mondelēz International, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan LTI o de los beneficios derivados del mismo y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a Mondelēz International, Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.
NOTIFICATIONS
Securities Law Information. The LTI Grants and the shares of Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the LTI Grants may not be publicly distributed in Mexico. These materials are addressed to the Participant only because of the Participant’s existing relationship with the Company Group and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Mondelēz México, S. de R.L. de C.V. made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
MOROCCO
TERMS AND CONDITIONS
LTI Grant Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 4 of the Agreement), the LTI Grant does not provide any right for the Participant to receive shares of Common Stock. The LTI Grant made to the Participant in Morocco shall be paid in cash in an amount equal to the cash equivalent value of the LTI Award Payout.
NETHERLANDS
There are no country specific provisions.
NEW ZEALAND
NOTIFICATIONS

February 11, 2026

Securities Law Information. WARNING: The Participant is being offered the LTI Grant which allows the Participant to acquire shares of Common Stock in accordance with the terms of the Plan and the Agreement. The shares of Common Stock, if issued, give the Participant a stake in the ownership of the Company. The Participant may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preferred shares have been paid. The Participant may lose some or all of their investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.

The Participant understands that he or she should ask questions, read all documents carefully, and seek independent financial advice before participating in the Plan.

The shares of Common Stock are quoted and approved for trading on the Nasdaq Global Select Market in the United States of America. This means that, if the Participant acquires shares of Common Stock under the Plan, the Participant may be able to sell their investment on the Nasdaq if there are interested buyers. The price will depend on the demand for the shares of Common Stock.

For information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, the Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://ir.mondelezinternational.com/sec.cfm.

NIGERIA
There are no country specific provisions.
NORWAY
NOTIFICATIONS
Exchange Control Information. In general, Norwegian residents should not be subject to any foreign exchange requirements in connection with the acquisition or sale of shares of Common Stock under the

February 11, 2026

Plan, except normal reporting requirements to the Norwegian Currency Registry. If the transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.
PAKISTAN
TERMS AND CONDITIONS
Forced Sale of Shares. The Company reserves the right to force the immediate sale of the shares of Common Stock to be issued upon vesting and settlement of the LTI Award. If applicable, the Participant agrees that the Company is authorized to instruct its designated broker, on behalf of the Participant, to assist with the mandatory sale of such shares of Common Stock and the Participant expressly authorizes the Company’s designated broker to complete the sale of such shares of Common Stock. The Participant expressly acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of shares of Common Stock at any particular price. Upon the sale of shares of Common Stock, the Participant shall receive the cash proceeds from the sale of shares of Common Stock, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. The Participant also acknowledges that the Participant is unaware of any material non-public information with respect to the Company or any securities of the Company as of the date of the Agreement.
NOTIFICATIONS
Exchange Control Information. The Participant is required immediately to repatriate to Pakistan the proceeds from the sale of any Common Stock acquired from participation in Plan, including the proceeds from the sale of Common Stock acquired upon the LTI Award Payout. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. The Participant should consult his or her personal advisor prior to repatriation of the sale proceeds to ensure compliance with applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. The Participant is responsible for ensuring compliance with all exchange control laws in Pakistan.
PANAMA
NOTIFICATIONS
Securities Law Information. Neither the LTI Grant nor any shares of Common Stock that the Participant may acquire at vesting of the LTI Grant constitute a public offering of securities, as they are available only to eligible employees of the Mondelēz Group.
PERU
TERMS AND CONDITIONS

February 11, 2026

Labor Law Acknowledgement. The following provision supplements the acknowledgment contained in paragraph 9 of the Agreement:
By accepting the LTI Grant, the Participant acknowledges, understands and agrees that the LTI Grant is granted ex gratia to the Participant.
NOTIFICATIONS
Securities Law Information. The LTI Grant is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, the Participant should refer to the Plan, the Agreement and any other grant documents made available by the Company. For more information regarding the Company, the Participant may refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov.
PHILIPPINES
TERMS AND CONDITIONS
LTI Grant Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 4 of the Agreement), the LTI Grant does not provide any right for the Participant to receive shares of Common Stock. The LTI Grant made to the Participant in the Philippines shall be paid in cash in an amount equal to the cash equivalent value of the LTI Award Payout.
POLAND
NOTIFICATIONS
Exchange Control Information. If the Participant transfers funds in excess of €15,000 (or PLN 15,000 if the transfer of funds is connected with the business activity of an entrepreneur) in connection with the sale of shares of Common Stock or the receipt of dividends or dividend equivalents under the Plan, the funds must be transferred via a Polish bank account. The Participant is required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred. Penalties may apply for failure to comply with exchange control requirements.
Foreign Asset/Account Reporting Information. Polish residents holding foreign securities (e.g., shares of Common Stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. The Participant should consult with their personal legal advisor to determine their personal reporting obligations.

February 11, 2026

PORTUGAL
TERMS AND CONDITIONS
Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (“Agreement” em inglês).
NOTIFICATIONS
Exchange Control Information. If the Participant acquires shares of Common Stock under the Plan and does not hold the shares of Common Stock with a Portuguese financial intermediary, he or she may need to file a report with the Portuguese Central Bank. If the shares of Common Stock are held by a Portuguese financial intermediary, it will file the report for the Participant.
ROMANIA
NOTIFICATIONS
Exchange Control Information. If the Participant deposits proceeds from the sale of Common Stock in a bank account in Romania, the Participant may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. The Participant should consult with a personal legal advisor to determine whether the Participant will be required to submit such documentation to the Romanian bank.
SAUDI ARABIA
TERMS AND CONDITIONS
LTI Grant Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 4 of the Agreement), the LTI Grant does not provide any right for the Participant to receive shares of Common Stock. The LTI Grant made to the Participant in Saudi Arabia shall be paid in cash in an amount equal to the cash equivalent value of the LTI Award Payout.
NOTIFICATIONS
Securities Law Information. The grant of the LTI Grant is not subject to the regulations concerning public offers and private placements under the Law on Capital Markets.

SERBIA

February 11, 2026

NOTIFICATIONS
Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, the Participant is permitted to acquire shares of Common Stock under the Plan and hold the shares and any proceeds from the sale of shares of Common Stock in a U.S. brokerage account or other foreign brokerage account. However, the Participant needs permission from the National Bank of Serbia to hold any proceeds from the sale of shares of Common Stock in an offshore bank account. Because the exchange control regulations in Serbia may change without notice, the Participant should consult with his or her personal advisor to ensure compliance with applicable exchange control laws.
SINGAPORE
TERMS AND CONDITIONS
Transfer Restrictions. The Participant agrees that any shares of Common Stock acquired pursuant to the LTI Grant will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any applicable provisions of the SFA.
NOTIFICATIONS
Securities Law Information. The LTI Grant is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made to the Participant with a view to the LTI Grant being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. The directors, associate directors and shadow directors of a Singapore subsidiary or affiliate are subject to certain notification requirements under the Singapore Companies Act. The directors, associate directors and shadow directors must notify the Singapore subsidiary or affiliate in writing of an interest (e.g., LTI Grant, shares of Common Stock, etc.) in the Company or any related companies within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming a director, associate director or shadow director.
SLOVAK REPUBLIC
There are no country specific provisions.

SLOVENIA
NOTIFICATIONS

February 11, 2026

Foreign Asset/Account Reporting Information. Slovenian residents may be required to report the opening of bank and/or brokerage accounts to tax authorities within eight (8) days of opening such account. The Participant should consult with his or her personal tax advisor to determine whether this requirement will be applicable to any accounts opened in connection with the Participant’s participation in the Plan (e.g., the Participant e’s brokerage account with the Company’s designated broker).
SOUTH AFRICA
TERMS AND CONDITIONS
Securities Law Notice. In compliance with South African Securities Law, the documents listed below are available for the Participant’s review on the Company’s public site or intranet site, as applicable, as listed below:
1.The Company’s most recent Annual Report (Form 10-K): from the investor relations section of the Company’s website at http://www.mondelezinternational.com/investors.
2.The Company’s most recent Plan prospectus: a copy of which can be found on the Company’s Intranet site located at: https://intranet.mdlz.com/sites/globalhr/comp/Pages/Legal-Documents.aspx.
The Participant acknowledges that he or she may have copies of the above documents sent to him or her, at no charge, on written request being mailed to Corporate Secretary, Mondelēz International, Inc., 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. The telephone number at the executive offices is +1 847-943-4000.
Exchange Control Obligations. The Participant is solely responsible for complying with applicable South African exchange control regulations. In particular, the Participant may be required to obtain approval from the South African Reserve Bank for payments (including shares of Common Stock received pursuant to the Plan) that the Participant receives into accounts based outside of South Africa (e.g., a U.S. brokerage account). Since the exchange control regulations change frequently and without notice, the Participant should consult their legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations. As noted, it is the Participant’s responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
Tax Clearance Certificate for Plan Participation. To participate in the Plan, the Participant may be required to provide to the Company or the Employer, a Tax Clearance Certificate (with respect to Foreign Investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”).
SOUTH KOREA

February 11, 2026

NOTIFICATIONS
Exchange Control Notification. If a Korean resident sells shares of Common Stock and deposits sale proceeds in excess of a certain threshold (currently, US $5,000) into a non-Korean bank account, the Korean resident must file a report with a Korean foreign exchange bank. This reporting is not required if sale proceeds are instead deposited into a non-Korean brokerage account. It is the Participant’s responsibility to comply with any applicable exchange control reporting obligations in Korea and the Participant should consult with a personal legal advisor to determine the Participant’s reporting obligations.

Foreign Asset/Account Reporting Information.  South Korean residents must declare all foreign financial accounts (e.g., non-South Korean bank accounts, brokerage accounts, etc.) to the South Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds a certain threshold (currently, KRW 500 million (or an equivalent amount in foreign currency)) on any month-end date during a calendar year.  The Participant should consult with their personal tax advisor to determine how to value the Participant’s foreign accounts for purposes of this reporting requirement and whether the Participant is required to file a report with respect to such accounts.

SPAIN
TERMS AND CONDITIONS
Nature of the Grant. The following provision supplements paragraph 9 of the Agreement:
By accepting the LTI Grant, the Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.
The Participant understands and agrees that, as a condition of the grant of the LTI Grant, except as provided for in paragraph 3 of the Agreement, the termination of the Participant’s employment for any reason (including for the reasons listed below) will automatically result in the loss of the LTI Grant that may have been granted to the Participant and that have not vested on the date of termination.
In particular, the Participant understands and agrees that any unvested LTI Grants as of Participant’s termination date will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event of a termination by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

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Furthermore, the Participant understands that the Company has unilaterally, gratuitously and discretionally decided to make the LTI Grant under the Plan to individuals who may be Participants of the Mondelēz Group. The decision is a limited decision that is entered into upon the express assumption and condition that;

(i)any LTI Grant will not economically or otherwise bind the Mondelēz Group on an ongoing basis other than to the extent set forth in the Agreement;

(ii)the LTI Grant and the shares of Common Stock issued shall not become a part of any employment or contract (with the Mondelēz Group, including the Employer) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever; and

(iii)the LTI Grant will cease vesting upon termination of the Participant’s employment, as detailed in the paragraph above.

Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever will arise from the LTI Grant, which is gratuitous and discretionary, since the future value of the underlying shares of Common Stock is unknown and unpredictable. In addition, the Participant understands that the LTI Grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the LTI Grant made to the Participant shall be null and void.

NOTIFICATIONS

Securities Law Information. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. The Participant may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to the Participant by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.
Foreign Asset/Accounting Reporting Information. If the Participant holds rights or assets (e.g., shares of Common Stock or cash held in a bank or brokerage account) outside Spain with a value in excess of a certain threshold (currently, €50,000) per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, the Participant is required to report certain information regarding such

February 11, 2026

rights and assets on tax form 720. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than a certain threshold (currently, €20,000), or if ownership of the asset is transferred or relinquished during the year. If the value of such rights and/or assets does not exceed a certain threshold (currently, €50,000), a summarized form of declaration may be presented. The Participant should consult their personal tax advisor for details regarding this requirement.
SWEDEN
TERMS AND CONDITIONS
Withholding Taxes. The following provision supplements paragraph 8 of the Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in paragraph 8 of the Agreement, by accepting the LTI Grants, the Participant authorizes the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to the Participant upon vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
SWITZERLAND
NOTIFICATIONS
Securities Law Information. The LTI Grant is not intended to be publicly offered in or from Switzerland and is therefore not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the LTI Grant (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Mondelēz Group or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
TAIWAN
TERMS AND CONDITIONS
Data Privacy Consent. The Participant hereby acknowledges that he or she has read and understood the terms regarding collection, processing and transfer of Data contained in paragraph 10 of the Agreement and by participating in the Plan, the Participant agrees to such terms. In this regard, upon request of the Company or the Employer, the Participant agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. The Participant understands he or

February 11, 2026

she will not be able to participate in the Plan if the Participant fails to execute any such consent or agreement.
NOTIFICATIONS
Securities Law Information. The LTI Grant and the shares of Common Stock to be issued pursuant to the Plan are available only to Participants of the Mondelēz Group. The LTI Grant does not constitute a public offer of securities.
Exchange Control Information. The Participant may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) into and out of Taiwan up to a certain threshold (currently, US$10,000,000) per year. If the transaction amount equals or exceeds a certain threshold (currently, TWD$500,000) in a single transaction, the Participant must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. The Participant should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
NOTIFICATIONS
Exchange Control Information. If the Participant receives proceeds from the sale of shares of Common Stock or cash dividends in relation to the shares of Common Stock equal to or in excess of a certain threshold (currently, US$1,000,000) in a single transaction, the Participant must immediately repatriate the funds to Thailand (or utilize such funds offshore for permissible purposes) and convert the funds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The Participant is also required to provide details of the transaction (i.e., identification information and purpose of the transaction) to the receiving bank.
If the Participant does not repatriate such funds and utilizes them offshore for permissible purposes (i.e., purposes not listed in the negative list prescribed by the Bank of Thailand), the Participant must obtain a waiver of the repatriation requirement from a commercial bank in Thailand by submitting an application and supporting documents evidencing that such funds will be utilized offshore for permissible purposes.
The Participant should consult their personal advisor prior to taking any action with respect to remittance of proceeds from the sale of shares of Common Stock into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.
TÜRKIYE
NOTIFICATIONS
Securities Law Information. Under Turkish law, the Participant is not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on

February 11, 2026

the Nasdaq Global Select Market, which is located outside Turkey and the shares of Common Stock may be sold through this exchange.
Exchange Control Information. The Participant may be required to engage a Turkish financial intermediary to assist with the sale of shares of Common Stock acquired under the Plan. To the extent a Turkish financial intermediary is required in connection with the sale of any shares of Common Stock acquired under the Plan, the Participant is solely responsible for engaging such Turkish financial intermediary. The Participant should consult their personal legal advisor prior to the vesting of the LTI Grant or any sale of shares of Common Stock to ensure compliance with the current requirements.
UKRAINE
TERMS AND CONDITIONS
LTI Grant Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 4 of the Agreement), the LTI Grant does not provide any right for the Participant to receive shares of Common Stock. The LTI Grant made to the Participant in the Ukraine shall be paid in cash in an amount equal to the cash equivalent value of the LTI Award Payout.
UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Information. Participation in the Plan is being offered only to selected Participants and is in the nature of providing equity incentives to Participants in the United Arab Emirates (“UAE”). The Plan and the Agreement are intended for distribution only to such Participants and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If the Participant does not understand the contents of the Plan and the Agreement, the Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. No other UAE authority or governmental agency has approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM (“U.K.”)
TERMS AND CONDITIONS
Withholding Taxes. The following provision supplements paragraph 8 of the Agreement:
Without limitation to paragraph 8 of the Agreement, the Participant hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested

February 11, 2026

by the Company or the Employer, as applicable, or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act), the Participant understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Participant, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Participant by any of the means referred to in paragraph 8 of the Agreement.
In addition, the Participant agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from the relevant tax authorities.
UNITED STATES
ALL STATES

NOTIFICATIONS

Foreign Asset/Accounting Reporting Information. If the Participant holds assets (e.g., Common Stock) or other financial assets in an account outside the United States and the aggregate amount of said assets is a certain threshold (currently, US$10,000) or more, the Participant is required to submit a report of Foreign Bank and Financial Account with the United States Internal Revenue Service by June 30 of the year following the year in which the assets in the Participant’s account meet the threshold.

CALIFORNIA

TERMS AND CONDITIONS

Restrictions and Covenants. If the Participant is a resident of California:

1Paragraph 6(a), which includes post-termination noncompetition, employee nonsolicitation and customer nonsolicitation restrictions, shall not apply. Paragraph 6(a) shall be deleted and the other sub-sections of paragraph 6 shall be renumbered accordingly.

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2The following language shall be added as a new sub-section at the end of paragraph 6:

Nothing in this Agreement is intended to interfere with the Participant’s rights to discuss the Participant’s wages and working conditions under the California Labor Code or the Participant’s rights under California Code of Civil Procedure § 1670.11 or California Government Code § 12964.5. Moreover, nothing in this Agreement prevents the Participant from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Participant has reason to believe is unlawful.

3If, during employment, the Participant primarily resided in California, this Agreement shall be governed by California law and any disputes arising under this Agreement shall be heard in a California state or federal court.

NOTIFICATIONS

Data Privacy Terms. This provision supplements paragraph 10 of the Agreement:

Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes, uses and transfers certain personally-identifiable information about the Participant for the exclusive legitimate purpose of administering the Plan and implementing, administering and managing your participation in the Plan. For California residents, the categories of personal, including sensitive personal information, are identifiers, characteristics of protected classifications under California or federal law, professional or employment related information, social security, driver’s license, state identification card, or passport number, and any personal information that identifies, relates to, describes, or is capable of being associated with a particular individual. The Company does not sell the Participant’s Personal Data or share it for cross-context behavioral advertising. If the Participant would like a copy of the Company’s privacy policy, please contact a local human resources representative.

COLORADO

TERMS AND CONDITIONS

Restrictions and Covenants. If the Participant is a resident of Colorado:

1The post-termination noncompetition restrictions in paragraph 6(a)(1) shall not apply unless the Participant’s annualized cash compensation exceeds the statutory “highly compensated worker” threshold either at the time the Agreement is entered into or at the time of enforcement. The

February 11, 2026

highly compensated worker threshold is US$127,091 for 2025 and is adjusted annually for inflation.

2The post-termination customer nonsolicitaton restrictions in paragraph 6(a)(3) shall not apply unless the Participant’s annualized cash compensation exceeds 60% of the statutory “highly compensated worker threshold” (“Nonsolicitation Compensation Threshold”) either at the time the Agreement is entered into or at the time of enforcement. The Nonsolicitation Compensation Threshold is US$76,254.60 for 2025.

3The Participant acknowledges that the post-termination noncompetition and customer nonsolicitation restrictions in paragraph 6(a)(1) and 6(a)(3) of the Agreement are no broader than is reasonably necessary to protect the Employer’s trade secrets.

DISTRICT OF COLOMBIA

TERMS AND CONDITIONS

Restrictions and Covenants. If the Participant is a resident of the District of Colombia, the post-termination noncompetition restrictions in paragraph 6(a)(1) shall not apply unless the Participant’s compensation (including wages, bonus, commissions, vested stock and other payments in connection with employment) is reasonably expected to equal or exceed in a consecutive twelve (12) month period, or does equal or exceed in the consecutive twelve (12) month period preceding the date of the Participant’s termination of employment with the Employer, the statutory threshold for a “highly compensated employee”, which is US$158,363 for 2025 and is adjusted annually for inflation.

ILLINOIS

TERMS AND CONDITIONS

Restrictions and Covenants. If the Participant is a resident of Illinois:

1The post-termination noncompetition restrictions in paragraph 6(a)(1) shall not apply unless the Participant’s annualized rate of earnings at the time the restrictions are entered into exceeds the statutory minimum, which is US$75,000 per year until December 31, 2026 and is scheduled to increase to US$80,000 per year on January 1, 2027, US$85,000 per year on January 1, 2032 and US$90,000 per year on January 1, 2037.

2The post-termination employee nonsolicitation restrictions in paragraph 6(a)(2) and the post-termination customer nonsolicitaton restrictions in paragraph 6(a)(3) shall not apply unless the

February 11, 2026

Participant’s annualized rate of earnings at the time the restrictions are entered into exceed the statutory minimum, which is US$45,000 per year until December 31, 2026 and is scheduled to increase to US$47,500 per year on January 1, 2027, US$50,000 per year on January 1, 2032 and US$52,500 per year on January 1, 2037.

MINNESOTA

TERMS AND CONDITIONS

Restrictions and Covenants. If the Participant is a resident of Minnesota, the post-termination noncompetition restrictions in paragraph 6(a)(1) shall not apply.

WASHINGTON

TERMS AND CONDITIONS

Restrictions and Covenants. If the Participant is a resident of Washington:

1The post-termination noncompetition restrictions in paragraph 6(a)(1) and the post-termination customer nonsolicitation restrictions in paragraph 6(a)(3) shall not apply unless the Participant’s earnings from the Employer exceed the statutory threshold for Box 1 W-2 annual compensation, which is US$126,858.83 for 2026 and is adjusted annually for inflation (“Earnings Threshold”).

2The Participant agrees that if, at the time the Participant signs this Agreement, the Participant’s earnings do not exceed the Earnings Threshold, the post-termination noncompetition restrictions in paragraph 6(a)(1) and the post-termination customer nonsolicitation restrictions in paragraph 6(a)(3) will automatically become enforceable against the Participant if and when the Participant’s earnings exceed the Earnings Threshold.

3The post-termination noncompetition restrictions in paragraph 6(a)(1) and the post-termination customer nonsolicitaton restrictions in paragraph 6(a)(3) shall not apply if the Participant is terminated as the result of a layoff unless, during the period of enforcement, the Employer pays the Participant compensation equivalent to the Participant’s final base pay at the time of termination of employment minus the amount of any compensation the Participant earns through employment after the end of the Participant’s employment with the Employer, which the Participant agrees to promptly disclose. For the purposes of this paragraph, “layoff” means termination of the Participant’s employment by the Employer for reasons of the Employer’s insolvency or decline in business, the elimination of the Participant’s position or other purely economic factors, and excludes termination of the Participant’s employment due to the Participant’s performance, misconduct or any other reason, whether with or without cause.

February 11, 2026

URUGUAY
TERMS AND CONDITIONS
Data Privacy Consent. The Participant understands that the Data will be collected by the Employer and will be transferred to the Company at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. and/or any financial institutions or brokers involved in the management and administration of the Plan. The Participant further understands that any of these entities may store the Data for purposes of administering the Participant’s participation in the Plan.

VENEZUELA
TERMS AND CONDITIONS
Investment Representation. As a condition of the LTI Grant, the Participant acknowledges and agrees that any shares of Common Stock the Participant may acquire upon the settlement of the LTI Grant are acquired as and intended to be an investment rather than for the resale of the shares of Common Stock and conversion of shares into foreign currency.
Exchange Control Information. Exchange control restrictions may limit the ability to vest in the LTI Grant or remit funds into Venezuela following the receipt of the cash proceeds from the sale of shares of Common Stock acquired upon settlement of the LTI Grant under the Plan. The Company reserves the right to further restrict the settlement of the LTI Grant, or to amend or cancel the LTI Grant at any time, in order to comply with the applicable exchange control laws in Venezuela. The Participant is responsible for complying with exchange control laws in Venezuela and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, the Participant should consult with their personal legal advisor before accepting the LTI Grant to ensure compliance with current regulations.
NOTIFICATIONS
Securities Law Information. The LTI Grant granted under the Plan and the shares of Common Stock issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan government securities regulations. The LTI Grant granted under the Plan does not qualify as a public offering under the laws of the Bolivarian Republic of Venezuela and, therefore, it is not required to request the previous authorization of the National Superintendent of Securities.
VIETNAM
TERMS AND CONDITIONS

February 11, 2026

LTI Grant Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 4 of the Agreement), the LTI Grant does not provide any right for the Participant to receive shares of Common Stock. The LTI Grant made to the Participant in Vietnam shall be paid in cash in an amount equal to the cash equivalent value of the LTI Award Payout.

February 11, 2026